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Exhibit 99.1


FOR IMMEDIATE RELEASE

CONTACT:

LARRY KNORR
(916) 929-8244, EXT. 29


                   THE PEREGRINE REAL ESTATE TRUST ANNOUNCES
                  ITS MERGER WITH AND INTO WINSHIP PROPERTIES


SACRAMENTO, CA, March 21, 2001: The Peregrine Real Estate Trust announced today that its merger into WinShip Properties was completed on March 19, 2001. WinShip Properties, which will survive the merger, is owned by entities managed or controlled by Oaktree Capital Management, LLC, Trust Company of the West and Prudential Insurance Company of America, which entities held over 75% of the common shares of the Peregrine Real Estate Trust and previously voted to approve the merger. The merger resulted in the acquisition of approximately 10% of the outstanding common shares that are publicly held by minority shareholders of the Peregrine Real Estate Trust.
As a result of the merger, the minority shareholders received $0.59 per share in cash for each common share of the Peregrine Real Estate Trust.

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"This merger into WinShip Properties provided the minority shareholders the ability to convert their shares into cash without transaction costs and at a price that is substantially above its recent trading price," said Roger Snell, President and Chief Executive Officer of the Peregrine Real Estate Trust.

The matters discussed herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain. The factors that could cause a change include various factors referenced in this press release and the Company's public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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